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                                                                     EXHIBIT 3.2

                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               MODUS MEDIA, INC.

     Modus Media, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The name of the Corporation was originally Modus Media International, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 5, 1997. On December 10, 1997, the Corporation filed an Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware changing its name to Modus Media International Holdings, Inc. On December 15, 1997, the Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On April 21, 1998, the Corporation filed an Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On January 27, 2000, the Corporation filed an Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. On March 2, 2000, the Corporation filed an Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware changing its name to Modus Media, Inc.

     2. This Second Amended and Restated Certificate of Incorporation amends and restates the Amended and Restated Certificate of Incorporation of the Corporation. At a duly called meeting of the Board of Directors of the Corporation at which a quorum was present at all times, a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth a Second Amended and Restated Certificate of Incorporation of the Corporation and declaring said Second Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Second Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The resolution setting forth the Second Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:  That the Amended and Restated Certificate of Incorporation of the
--------
           Corporation, be and hereby is amended and restated in its entirety so that the same shall read as follows:

 FIRST.    The name of the Corporation is:

           Modus Media, Inc.
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  SECOND.   The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  THIRD.    The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

  FOURTH.   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 111,000,000 shares, consisting of
(i) 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), (ii) 6,000,000 shares of non-voting Common Stock, $.01 par value per share ("Non-Voting Common Stock"), and (iii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK AND NON-VOTING COMMON STOCK.
     -----------------------------------------

     1.   General.  The voting, dividend and liquidation rights of the holders
          -------
of the Common Stock and Non-Voting Common Stock are subject to and qualified by the rights of the holders of any outstanding Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2.   Voting.  The holders of the Common Stock are entitled to one vote for
          ------
each share held at all meetings of stockholders. There shall be no cumulative voting. The holders of Non-Voting Common Stock shall have no voting rights, except as otherwise required by law.

     The number of authorized shares of Common Stock and Non-Voting Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of Delaware.

     3.   Dividends.  Subject to the provisions of paragraph 5(c) of this
          ---------
Section A of Article Fourth, dividends may be declared and paid on the Common Stock and Non-Voting Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4.   Liquidation.  Upon the dissolution or liquidation of the Corporation,
          -----------
whether voluntary or involuntary, holders of Common Stock and Non-Voting Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

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     5.   Conversion.
          ----------

          (a) Any holder of Non-Voting Common Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 5, any or all of such holder's shares of Non-Voting Common Stock into fully paid and non-assessable shares of Common Stock at the rate (subject to adjustment as provided below) of one share of Common Stock for each share of Non-Voting Common Stock surrendered for conversion; provided, however, that if the holder in any such conversion is subject to the Bank Holding Company Act of 1956, as amended (12 U.S.C. Section 1841, et seq.) and the regulations promulgated thereunder (collectively and including any successor provisions, the "BHCA Act"), such conversion may be made only if (i) the BHCA Act would not prohibit such holder from holding such shares of Common Stock and
(ii) such shares of Common Stock to be received upon such conversion will be distributed or sold (v) in connection with any public equity offering registered under the Securities Act, (w) in a "broker's transaction" (as defined in Rule 144(g) under the Securities Act) pursuant to Rule 144 under the Securities Act or any similar rule then in effect, (x) to a Person or group (within the meaning of the Exchange Act) of Persons if, after such distribution or sale, such Person or group of Persons would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of the Corporation entitled to vote on the election of directors of the Corporation,
(y) to a Person or group (within the meaning of the Exchange Act) of Persons if, prior to or concurrently with such sale, such Persons or group of Persons had control of the Corporation or (z) in any other manner permitted under the BHCA Act; and provided further, that if the holder converts any shares of the Non-Voting Common Stock as provided in clauses (i) and (ii) above and any distribution or sale of the Common Stock fails to occur for any reason, such holder may convert the Common Stock into the Non-Voting Common Stock converted in anticipation of such distribution or sale.

          (b) Such conversion right shall be exercised by the surrender to the Corporation of the shares of the applicable class of Common Stock to be converted in the manner provided above at any time during usual business hours at its principal place of business, accompanied by written notice that the holder elects to convert such shares of Common Stock and specifying the name or names (with address) in which a certificate or certificates for shares of such Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph 5(d). Such written notice shall also include the representation and warranty of the converting holder to the Corporation, on which the Corporation shall be entitled to conclusively rely, to the effect either (i) that such holder is not subject to the BHCA Act with respect to such conversion or (ii) that such conversion will be made in accordance with clauses (i) and (ii) of the preceding paragraph 5(a). As promptly as practicable after the surrender, as herein provided, of any shares of Common Stock for conversion pursuant to paragraph 5(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Common Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of the Common Stock into which such shares of Common Stock may be or have been converted in accordance with the provisions of this paragraph 5. Such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Common Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the

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shares of Common Stock deliverable upon conversion of such shares of Common
Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time.

          (c) So long as shares of each of the Common Stock and the Non-Voting Common Stock are outstanding or authorized or reserved for issuance, the Corporation shall not effect any stock split, stock dividend, reclassification, reorganization, recapitalization or consolidation of the Common Stock or the Non-Voting Common Stock, unless the Corporation shall also contemporaneously effect a stock split, stock dividend, reclassification, reorganization or consolidation on the same terms with respect to the other class of Common Stock.

          (d) In case of any recapitalization, reorganization or reclassification of the Capital Stock of the Corporation, any merger or consolidation of the Corporation with or into another Person, or the sale of all or substantially all of the assets of the Corporation, each share of Non-Voting Common Stock that remains outstanding after such recapitalization, reorganization, reclassification, merger, consolidation or sale shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Non-Voting Common Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such recapitalization, reorganization, reclassification, merger, consolidation, share exchange, sale, lease or other disposition and, in any case, appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Non-Voting Common Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Non-Voting Common Stock.

     6.   Definitions.
          -----------

          As used in paragraph 5 above, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

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B.   PREFERRED STOCK.
     ----------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock, Common Stock or Non-Voting Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Second Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

  FIFTH.    The Corporation shall have a perpetual existence.

  SIXTH.    In furtherance of and not in limitation of powers conferred by statute, it is further provided:

     1. Election of directors need not be by written ballot, except as and to the extent provided in the By-Laws of the Corporation.

     2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation, except as and to the extent provided in the By-Laws of the Corporation.

  SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in

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such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this Corporation.

  EIGHTH.   Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

  NINTH.    1. Actions, Suits and Proceedings Other than by or in the Right of
               ---------------------------------------------------------------
the Corporation.  The Corporation shall indemnify each person who was or is a
---------------
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
        ---------------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

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     2.   Actions or Suits by or in the Right of the Corporation.  The
          ------------------------------------------------------
Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

     3.   Indemnification for Expenses of Successful Party.  Notwithstanding the
          ------------------------------------------------
other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys'
fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the
          ---------------
Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     4.   Notification and Defense of Claim.  As a condition precedent to his
          ---------------------------------
right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the

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Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

     5.   Advance of Expenses.  Subject to the provisions of Section 6 below, in
          -------------------
the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided,
                                                                       --------
however, that the payment of such expenses incurred by an Indemnitee in advance
-------
of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     6.   Procedure for Indemnification.  In order to obtain indemnification or
          -----------------------------
advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

     7.   Remedies.  The right to indemnification or advances as granted by this
          --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8.   Subsequent Amendment.  No amendment, termination or repeal of this
          --------------------
Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9.   Other Rights.  The indemnification and advancement of expenses
          ------------
provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     10.  Partial Indemnification.  If an Indemnitee is entitled under any
          -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     11.  Insurance.  The Corporation may purchase and maintain insurance, at
          ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     12.  Merger or Consolidation.  If the Corporation is merged into or
          -----------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     13.  Savings Clause.  If this Article or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14.  Definitions.  Terms used herein and defined in Section 145(h) and
          -----------
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

     15.  Subsequent Legislation.  If the General Corporation Law of Delaware is
          ----------------------
amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

  TENTH.    This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

     1.   Number of Directors; Election of Directors.  The number of directors
          ------------------------------------------
of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be determined from time to time by, or in the manner provided in, the By-laws of the Corporation. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

     2.   Classes of Directors.  The Board of Directors shall be and is divided
          --------------------
into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided by resolution of the Board of Directors.

     3.   Terms of Office.  Each director shall serve for a term ending on the
          ---------------
date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2001; each initial director in Class II shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2002; and each initial director in Class III shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2003; provided further, that the term of each director shall continue until the

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

election and qualification of his successor and be subject to his earlier death, resignation or removal.

     4.   Allocation of Directors Among Classes in the Event of Increases or
          ------------------------------------------------------------------
Decreases in the Authorized Number of Directors.  In the event of any increase
-----------------------------------------------
or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section 2 of this Article TENTH. To the extent possible, consistent with the provisions of Section 2 of this Article TENTH, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution of the Board of Directors.

     5.   Quorum.  A majority of the directors at any time in office shall
          ------
constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 of this Article TENTH constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     6.   Action at Meeting.  Every act or decision done or made by a majority
          -----------------
of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by this Certificate of Incorporation, or by the By-laws of the Corporation.

     7.   Removal.  Directors of the Corporation may be removed only for cause
          -------
by the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

     8.   Vacancies.  Any vacancy in the Board of Directors, however occurring,
          ---------
including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

     9.   Stockholder Nominations and Introduction of Business, Etc.  Advance
          ---------------------------------------------------------
notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

     10.  Amendments to Article.  Notwithstanding any other provisions of law,
          ---------------------
this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

  ELEVENTH. Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Second Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

  TWELFTH. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Second Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

  THIRTEENTH. Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer, President or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Second Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article THIRTEENTH.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Second Amended and Restated Certificate of Incorporation to be signed by its Chairman of the Board, President and Chief Executive Officer this _____ day of March, 2000.

                                   MODUS MEDIA, INC.

                                   By:_______________________________
                                            Terence M. Leahy
                                            Chairman of the Board, President and
                                            Chief Executive Officer

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